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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FULL HOUSE RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FULL HOUSE RESORTS, INC.
4670 Fort Apache Road, Suite 190
Las Vegas, Nevada 89147

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on 31st day of May, 2007

Dear Stockholder:
     You are invited to attend our Annual Meeting of Stockholders, which will be held at 10:00 a.m., local time, on the 31st day of May, 2007, at the Luxe Hotel Sunset Boulevard Bel-Air, 11461 Sunset Boulevard, Los Angeles, CA 90049, for the following purposes:
(1)	to elect seven members to our board of directors to serve until our 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation as our independent auditors for 2007; and

(3)	to transact such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.
     Our board of directors has fixed the close of business on April 20, 2007 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.
     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

J. Michael Paulson
Chairman of the Board
Las Vegas, Nevada
April 30, 2007
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
FULL HOUSE RESORTS, INC.

PROXY STATEMENT

     This proxy statement contains information relating to our 2007 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 31, 2007, at the Luxe Hotel Sunset Boulevard Bel-Air, 11461 Sunset Boulevard, Los Angeles, CA 90049 and to any adjournments or postponements. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about May 4, 2007.
ABOUT THE MEETING
What Is The Purpose Of The Annual Meeting?
     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including
•	the election of seven directors,

•	the ratification of Piercy Bowler Taylor & Kern as our independent auditors.
     The stockholders also will transact any other business that properly comes before the meeting.
Who Is Entitled To Vote?
     Only stockholders of record at the close of business on the record date, April 20, 2007, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Who Can Attend The Meeting?
     All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. You will also need a photo ID to gain admission.
What Constitutes A Quorum?
     The presence at the meeting, in person or by proxy, of the holders of 40% of the total number of shares of our common stock and preferred stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 19,322,276 shares of our common stock were outstanding and held by approximately 142 stockholders of record. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter.
     If less than 40% of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.
How Do I Vote?
     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
     Prior to the annual meeting, we will select one or more inspectors of election. These inspectors will determine the number of shares of common stock represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.
May I Change My Vote After I Return My Proxy Card?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What Are The Board’s Recommendations?
     The enclosed proxy is solicited on behalf of our board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:
•	FOR the election of the nominated slate of directors (see pages 4-12).

•	FOR the ratification of Piercy Bowler Taylor & Kern as independent auditor (see pages 13-14).
     The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What Vote Is Required To Approve Each Item?
     Election Of Directors. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.
     Ratification of Piercy Bowler Taylor & Kern. An affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the independent auditor. A properly executed proxy marked “ABSTAIN” with respect to ratification will not be voted with respect to ratification, although it will be counted for purposes of determining whether there is a quorum.
     Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked “ABSTAIN” with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters that may be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by these “broker non-votes” will be counted in determining whether there is a quorum.
Who Pays For The Preparation Of The Proxy Statement?
     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.
     You should review the information provided in this proxy statement in conjunction with our 2006 Annual Report to Stockholders, which accompanies this proxy statement. Our principal executive offices are located 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147 and our telephone number is (702) 221-7800. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP
     The following table sets forth information as of the record date concerning the beneficial ownership of our common stock by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

•	each director,

•	each of the named executive officers (as defined below), and

•	all executive officers and directors as a group.
Unless otherwise listed above, the address for each of our officers and directors is c/o Full House Resorts, 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147

	Number of Shares		Percentage of Class
Name and Address of Beneficial Owner	Owned (1)		Outstanding(1)
Lee A. Iacocca	1,433,471	(2)	7.4%

LKL Family Limited Partnership 10900 Wilshire Boulevard, Suite 310 Los Angeles, California 90024	1,056,471		5.4%

J. Michael Paulson	3,283,500	(3)	17.0%

Allen E. Paulson Living Trust 514 Via De La Valle, Suite 210 Solana Beach, California 92075	3,181,500		16.4%

Andre Hilliou	282,500	(4)	1.5%

Carl G. Braunlich	2,000		—

Mark J. Miller	112,000	(9)	0.6%

Kathleen M. Caracciolo	—		—

Kenneth R. Adams	1,400		—

Greg Violette	282,500	(5)	1.5%

T. Wesley Elam	44,500	(6)	0.2%

Barth Aaron	35,000	(6)	0.2%

James Meier	20,000	(7)	0.1%

All Officers and Directors as a Group (11 Persons)	5,496,871	(8)	28.4%

William P. McComas	1,549,030		8.0%

(1)	Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. Any securities outstanding which are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)	Includes options to purchase 75,000 shares of common stock, 1,056,471 shares held by the LKL Family Limited Partnership of which Lee A. Iacocca is the General Partner and 300,000 shares of restricted stock which vest over three years beginning May, 2007.

(3)	Includes 3,181,500 shares held by the Allen E. Paulson Living Trust of which Mr. J. Michael Paulson is the trustee.

(4)	Includes 137,500 shares of restricted stock half of which vest in January 2008 and the remainder in January 2009.

(5)	There is a dispute as to whether the 137,500 unvested shares granted to Mr. Violette vested on the date of his employment termination. It is our position that they did not and therefore were forfeited. However, Mr. Violette has disputed this position and until resolved we account for the shares as remaining outstanding.

(6)	Includes 23,333 shares of restricted stock half of which vest in January 2008 and the remainder in January 2009.

(7)	Includes 13,333 shares of restricted stock half of which vest in January 2008 and the remainder in January 2009.

(8)	Includes options to purchase 75,000 share of common stock.

(9)	Includes 110,000 shares of restricted stock which vest ratably in February of 2008, 2009 and 2010.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than ten percent beneficial owners, except that the filing of Form 4s with respect to one restricted stock grant to each of our executive officers and directors were not filed timely on Forms 4, Mr. Iacocca did not timely file a Form 4 with respect to a change in the ownership of LKL Family Limited Partnership in December 31, 2004 and Form 3 filings for new directors Kenneth Adams and Kathleen Caracciolo were not filed timely.
PROPOSAL ONE: ELECTION OF DIRECTORS
     Our bylaws provide that the number of directors constituting our board of directors shall be fixed from time to time by the board. Our board of directors currently consists of six directors, however our board has determined to increase the number of directors to seven. The nominees to be voted on by stockholders at this meeting are Kenneth R. Adams, Carl G. Braunlich, Kathleen M. Caracciolo, Andre M. Hilliou, Lee A. Iacocca, Mark J. Miller and J. Michael Paulson.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.
     All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as our board of directors may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Kenneth R. Adams, Carl G. Braunlich, Kathleen M. Caracciolo, Andre M. Hilliou, Lee A. Iacocca, Mark J. Miller and J. Michael Paulson.

     The names, ages and positions of all our nominees for director and executive officers as of April 20, 2007 are listed below, followed by a brief account of their business experience during the past five years.

Name	Age	Position
J. Michael Paulson	52	Chairman
Kenneth R. Adams	64	Director
Carl G. Braunlich	54	Director
Kathleen M. Caracciolo	52	Director
Lee A. Iacocca	82	Director
Andre M. Hilliou	59	Director/ Chief Executive Officer
Barth F. Aaron	58	Secretary
James. D. Meier	42	Treasurer and Vice President — Finance
Mark J. Miller	50	Sr. VP and Chief Financial Officer –Director Nominee
T. Wesley Elam	53	Sr. Vice President of Operations and Project Management
     J. Michael Paulson has been our Chairman and one of our directors since March 2004. Mr. Paulson has been involved in the real estate development and investment business since 1986 as the Founder, Owner and President of Nevastar Investments Corp. and Construction Specialist of Nevada, Inc. Mr. Paulson previously served as director, president and general manager of Gold River Resort and Casino, Inc. and Gold River Operating Corporation since 2000. Mr. Paulson also serves as a director or officer of various businesses involving thoroughbred racing and breeding operations, oil exploration and real estate, gaming and equity investments. Mr. Paulson worked in the aerospace industry for 17 years, including 11 years with Gulfstream Aerospace Corporation.
     Kenneth R. Adams joined our Board in January 2007. Mr. Adams is a principal in the gaming consulting firm, Ken Adams Ltd., which he founded in 1990. He is also an editor of the Adams’ Report monthly newsletter, the Adams’ Daily Report daily electronic newsletter and the Adams Review, each of which focus on the gaming industry. Since August 1997, Mr. Adams has been a partner in Johnny Nolon’s Casino in Cripple Creek Colorado, a limited stakes casino with a restaurant and bar. He currently serves on the Board of Directors of Vision Gaming & Technology, Inc., a privately-held gaming machine company, and the Downtown Improvement Agency for Reno, Nevada.
     Kathleen M. Caracciolo joined our Board in January 2007. Ms. Caracciolo has also been appointed the Chairperson of our Audit Committee. Ms. Caracciolo is a certified public accountant who since July 2003 has served as Vice President, Chief of Finance for Atlantic City Coin & Slot Service Co. Inc., which designs, manufactures and distributes electronic gaming devices. Between January and June 2003, Ms. Caracciolo worked as a consultant. From April 1999 to December 2002, she served as Vice President of Finance for the Atlantic City Convention and Visitors Authority, a government agency responsible for enhancing the economy of the region with coordination of the operations of the Atlantic City Convention Center. Prior to that, Ms. Caracciolo held various finance positions with several Atlantic City Casinos, including Atlantic City Showboat, Inc. and Caesars Atlantic City, Inc.
     Dr. Carl G. Braunlich has been one of our directors since May 2005. Since August 2006, he has been an Associate Professor at University of Nevada Las Vegas. Dr. Braunlich holds a Doctor of Business Administration in International Business from United States International University, San Diego, CA. Prior to joining the faculty of University of Nevada, Las Vegas, Dr. Braunlich was a Professor of Hotel Management at Purdue University since 1990. Previously he was on the faculty at United States International University. Dr Braunlich has held executive positions at the Golden Nugget Hotel and Casino in Atlantic City, NJ and at Paradise Island Hotel and Casino, Nassau, Bahamas. He has been a consultant to Wynn Las Vegas, Harrah’s Entertainment, Inc., Showboat Hotel and Casino, Bellagio Resort and Casino, International Game Technology, Inc., Atlantic Lottery Corporation, Nova Scotia Gaming Corporation and the Nevada Council on Problem Gambling. He was on the Board of Directors of the National Council on Problem Gambling and has served on several Problem Gambling Committees, including those of the Nevada Resort Association and the American Gaming Association.
     Lee A. Iacocca has been one of our directors since April 1998. Mr. Iacocca currently serves as the President of Iacocca & Associates, a consulting firm. In 1997, he founded EV Global Motors, to design, market and distribute the next generation of electric vehicles. Mr. Iacocca is former Chief Executive Officer and Chairman of the Board of Directors of Chrysler Corporation, retiring from those positions in 1992. He retired as a Chrysler Director in September 1993 and continued to serve as a consultant to Chrysler until 1994. He is Chairman of the Iacocca Foundation, a philanthropic organization dedicated to educational projects and the advancement of diabetes research, and is Chairman of the Committee for Corporate Support of Joslin Diabetes Foundation. Mr. Iacocca is also Chairman Emeritus of the Statue of Liberty—Ellis Island Foundation and serves on the Advisory Board of Reading Is Fundamental, the nation’s largest reading motivation program.

     Andre M. Hilliou became President and Chief Executive Officer of Full House in March 2004 and has been one of our directors since May 2005. From 2001 until joining us, he served as Chairman and Chief Executive Officer of Vision Gaming and Technology. Mr. Hilliou held executive positions with various companies including Chief Executive Officer of American Bingo and Gaming, Inc. and Chief Executive Officer of Aristocrat, Inc. He also spent 16 years with the Showboat Corporation, reaching the level of Senior Vice President of Operations for its Atlantic City, New Jersey property, and Chief Executive Officer of Showboat’s Sydney Harbour Casino.
     Mark J. Miller became Senior Vice President and Chief Financial Officer on February 19, 2007. He was one of our directors from May 2005 until the announcement of his employment with us in January 2007. From September 2003 until December 2006, Mr. Miller served as Executive Vice President and Chief Financial Officer of Aero Products International, a leading maker of premium, air-filled bedding products. From December 1998 until May 2003, Mr. Miller was Executive Vice President and Chief Financial Officer and then, Chief Operating Officer of American Skiing Company, owner and operator of nine well-known ski resorts located in New England, Colorado, California and Utah. From 1994 until 1998, he was an Executive Vice President of Showboat, Inc. with responsibility for operational support for new casino development. Previously, Mr. Miller served in various positions within the Showboat organization, including President and Chief Executive Officer of Atlantic City Showboat, Inc. Mr. Miller holds a Master Degree in Accountancy from Brigham Young University and is a Certified Public Accountant.
     Barth F. Aaron was appointed as our Secretary in March 2004. He has served as our General Counsel since March 2004. From April 2002 until May 2005, Mr. Aaron was General Counsel of Vision Gaming and Technology, Inc. From January 2001 until April 2002, Mr. Aaron served as Corporate Director of Regulatory Compliance and Risk Management for Penn National Gaming, Inc. From August 1996 until May 2000, Mr. Aaron was Corporate General Counsel for Aristocrat, Inc., the U.S. subsidiary of Australia’s largest slot machine manufacturer, where he was a legal consultant from May 2000 until January 2001. Mr. Aaron has been a Deputy Attorney General with the New Jersey Division of Gaming Enforcement and is admitted to practice law in the states of Nevada, New Jersey and New York.
     James D. Meier was named Vice President of Finance in February 2007. Prior to such date, Mr. Meier served as our Chief Financial Officer since January 2005 and as our Controller from July 2004 until January 2005. Prior to joining us, he served as Chief Financial Officer of Capital One, LLC, a gaming development and finance company. From 2001 to 2003, he served as the Controller/Chief Financial Officer of Phoenix Leisure Corporation and prior to that he was financial reporting manager for Ameristar Casinos, Inc. beginning in 2000. He has held financial and accounting positions at Nevada Palace Hotel and Casino and until 1999 was an auditor with Piercy Bowler Taylor & Kern. Mr. Meier is a Certified Public Accountant and a Certified Management Accountant with a Master’s Degree in Hotel Administration from University of Nevada, Las Vegas. He received his Bachelor of Science degree in Business Administration from Minnesota State University.
     T. Wesley Elam became our Senior Vice President of Operations and Project Management in April 2005. Prior to joining us, he served as general manager of the Argosy Casino in Baton Rouge, Louisiana beginning in December 1998. From September 1994 until August 1998 he served as chief operating officer for the Star City Casino in Sydney, Australia, responsible for the openings and operations of both the temporary and permanent casino/hotel. Prior to that, he served as controller for Casino Windsor, Ontario, Canada, overseeing the construction and opening of the temporary casino, which was a fast track project of only six months. Previously, he served in various executive positions with responsibilities for opening and operations of the Trump Taj Mahal Casino, Atlantic City Showboat Casino, Trump Castle Casino and Tropicana Casino. Mr. Elam holds a Bachelor of Science degree in Business Administration from the University of Nevada — Reno.
     The term of office of each director ends at the next annual meeting of stockholders or when his successor is elected and qualified. Our officers serve at the discretion of the board of directors; however, we have employment agreements with several of our executive officers.

Director Compensation
     For service as a director, each non-executive director receives cash compensation of $20,000 per year plus $1,000 for each meeting attended in excess of four per year. The chairperson of each committee of the board receives cash compensation of $10,000 per year for such service and each committee member receives $1,000 for each committee meeting attended. In addition, beginning in May 2005, non-executive directors also receive 2,000 shares of fully vested common stock at each annual meeting.
     The table below summarizes the compensation paid by us to our non-employee directors for services rendered for 2006. Directors who are employed by us do not receive additional compensation for serving as directors.

	Fees Earned or			All Other
Name	Paid in Cash	Stock Awards(1)	Option Awards(2)	Compensation(3)	Total
J. Michael Paulson	$54,500	$6,500	$0	$0	$61,000
Carl G. Braunlich	$20,000	$6,500	$0	$0	$26,500
Lee A. Iacocca	$32,000	$6,500	$0	$5,110	$43,610
William P. McComas(4)	$0	$0	$0	$0	$0
Mark J. Miller(4)	$20,000	$6,500	$0	$0	$26,500

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R) related to restricted stock awards granted in and prior to 2006 pursuant to our various share-based payment plans, and include amounts from awards. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R) of stock option awards (options held by McComas and Iacocca were issued and expensed in previous years).

(3)	In September 2006, we entered into a Consulting Agreement with Mr. Iacocca, pursuant to which we issued to him 300,000 shares of restricted stock and Mr. Iacocca agreed to forfeit 250,000 options. The dollar amount shown in this column represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) related to this transaction.

(4)	Mr. McComas and Mr. Miller resigned from our board of directors in January 2007 and Ms. Caracciolo and Mr. Adams were appointed to fill the vacancies in January 2007.
Independent Directors
     Under the corporate governance standards of the American Stock Exchange, or AMEX, at least 50% of our board of directors and all of the members of our audit committee, compensation committee and the nominating committee must meet the test of independence as defined by the listing requirements of AMEX, subject to certain exceptions. Our board of directors, in the exercise of its reasonable business judgment, has determined that J. Michael Paulson, Kenneth R. Adams, Carl G. Braunlich, and Kathleen M. Caracciolo qualify as independent directors pursuant to the AMEX and SEC rules and regulations. Our board of directors had determined that Mr. Miller was an independent director prior to his agreement to serve as our chief financial officer and that Mr. Iacocca was an independent director prior to entering into a consulting agreement with us. In making the determination of independence, our board considered whether an independent director has a material relationship with Full House, either directly or as a partner or shareholder of an organization that has a relationship with Full House or any other relationships that, in our board’s judgment, would interfere with the director’s independence. As described below under the heading “Certain Relationships and Related Transactions,” our board considered the negotiations regarding payments with respect to transactions from 2001 between us and a trust of which Mr. Paulson is the trustee, and determined that these matters did not impair Mr. Paulson’s independence. In the late 1980’s and early 1990’s, Messrs. Hilliou and Miller and Ms. Caracciolo were employed by Showboat, Inc. or a subsidiary thereof and were professionally associated through such employment. The board determined that this relationship does not impair Ms. Caracciolo’s independence.

Meetings and Committees of the Board of Directors
     Meetings. During fiscal year 2006, the board of directors held four regular meetings and one special meeting. Each of our directors attended at least 75% of the aggregate of the number of meetings of the board of directors which were held during the period such person served on the board of directors and the number of meetings of committees of the board of directors held during the period that such person served on such committee. We have no specific requirements regarding the attendance at the annual meeting of stockholders by our directors. In 2006, all of our directors attended the annual meeting in person.
     We have three standing committees: the audit committee, the nominating committee and the compensation committee.
     Audit Committee
     Prior to January 2007, our audit committee was comprised of three members, Mr. Miller, Dr. Braunlich and Mr. Paulson. On January 10, 2007, Mr. Miller was replaced by Kathleen M. Caracciolo as Chair and financial expert on the Committee. Our board had determined that both Mr. Miller and Ms. Caracciolo, are audit committee financial experts as defined by the rules and regulations of the Securities and Exchange Commission. Our board of directors in its reasonable judgment has determined that each member of the audit committee is independent as defined under the applicable AMEX listing standards and federal law, except that Mr. Miller was no longer independent after agreeing to become our chief financial officer and resigned from our board of directors and the audit committee. Our audit committee held four meetings in 2006.
     The audit committee’s functions include overseeing and monitoring the activities of our financial reporting process, our systems of internal controls over financial reporting and the integrity of our financial statements, the independent auditors’ qualifications, independence and performance, and to assist our board of directors in ensuring our compliance with legal and regulatory requirements in our financial reporting process. Our board of directors has adopted a written charter for the audit committee setting out the functions that it is to perform. The text of the charter is available on our website at www.fullhouseresorts.com.
     Please refer to the audit committee report, which is set forth on page 15, for a further description of our audit committee’s responsibilities and its recommendations with respect to our audited consolidated financial statements for the year ended December 31, 2006.
     Compensation Committee
     The compensation committee is comprised of three members, Messrs. Paulson, Iacocca, and Dr. Braunlich. Dr. Braunlich acts as chair of the compensation committee. Our board of directors, in its reasonable judgment has determined that each member of the compensation committee is independent as defined under the applicable AMEX listing standards, except that Mr. Iacocca no longer met the definition of independent upon entering into a consulting agreement with us in September 2006. The board considered the nature of the consulting relationship with Mr. Iacocca in which we agreed to provide equity compensation for services similar to those Mr. Iacocca had previously provided to us without compensation. In addition, the board considered Mr. Iacocca’s substantial business experience generally and with Full House, his business relationships which have in the past provided us with development opportunities and his stock ownership and determined that it was in the best interest of Full House for Mr. Iacocca to continue as a member of our board of director’s compensation committee. Our compensation committee held two meetings in 2006.
     The compensation committee’s functions include reviewing and making recommendations to the board of directors regarding all forms of compensation to be provided to our executive officers and directors. Our board of directors has adopted a written charter for the compensation committee setting out the functions that it is to perform and has recently amended the charter. The text of the charter is available on our website at www.fullhouseresorts.com.
     In order to fulfill the function of reviewing executive compensation for the board of directors, our compensation committee has retained the services of HVS International, an internationally recognized executive employment consultant which provides advice on industry-specific comparisons and trends. The compensation committee selected the consultant without recommendation from management and directs the consultant with respect to the services requested. During 2006, our compensation consultant was requested to survey comparably sized gaming companies and provide information on executive base and incentive compensation and employment agreement terms. Management provides recommendations to the committee on the amount and type of executive compensation as well as individual performance objectives for bonuses and incentive compensation, and the committee reviews these recommendations along with the information provided by the executive employment consultant to formulate the committee’s recommendations to the board of directors. The compensation committee determines the fulfillment of the individual performance objectives and approves individual bonus and incentive compensation amounts. In March 2007, the compensation committee determined to offer employment agreements to several of our key executives. The compensation committee provided forms of agreements to our chief executive officer, chief financial officer and certain other executive officers and negotiated the terms of these agreements with these executives. In the judgment of the compensation committee, these employment agreements help ensure the retention of these key executives.
     Independent director compensation was based on recommendations provided by management in 2005. These recommendations were determined by management to be at the low end of comparably sized companies in the gaming industry but recommended as a needed retention incentive.
     Nominating Committee
     Our nominating committee is comprised of two members, Messrs. Paulson and Iacocca. Mr. Paulson acts as chair of the nominating committee. Each member of the nominating committee is independent as defined under the applicable AMEX listing standards, except that Mr. Iacocca no longer met the definition of independent upon entering into a consulting agreement with us in September 2006. The board considered the nature of the consulting relationship with Mr. Iacocca in which we agreed to provide equity compensation for services similar to those Mr. Iacocca had previously provided to us without compensation. In addition, the board considered Mr. Iacocca’s substantial business experience generally and with Full House, his business relationships which have in the past provided us with development opportunities and his stock ownership and determined that it was in the best interest of Full House for Mr. Iacocca to continue as a member of our board of director’s nominating committee. The nominating committee held two meetings during 2006 at which it considered the qualifications of Mr. Adams and Ms. Caracciolo. These nominees for appointment to the Board were approved by the Board as whole, sitting as the nominating committee. In addition, the Board as a whole met and approved the slate of nominees standing for election by the shareholders.
     Our board of directors has adopted a written charter for the nominating committee setting out the functions that it is to perform and has recently amended the charter. The text of the charter is available on our website at www.fullhouseresorts.com.
     Our nominating committee’s functions include assisting our board of directors with respect to nominating new directors. To fulfill its responsibilities and duties, the committee, among other things;
•	determines periodically, as appropriate, desired board qualifications, expertise and characteristics, including such factors as business experience, skills and knowledge with respect to gaming, finance, marketing, financial reporting, regulatory and any other areas as may be expected to contribute to an effective board;

•	determines periodically, as appropriate, whether there are any specific, minimum qualifications that the nominating committee believes must be met by a nominee approved by the nominating committee for a position on the board and whether there are any specific qualities or skills that the nominating committee believes are necessary for one or more directors to possess;

•	conducts searches for potential board members with corresponding attributes as needed;

•	evaluates, proposes and approves nominees for election or appointment to the board; and

•	considers, evaluates and, as applicable, proposes and approves, stockholder nominees for election to the board.
     The nominating committee will consider stockholder recommendations for director candidates and will do so in the same manner that it considers all director candidates. There are no specific, minimum qualifications that must be met by a director nominee recommended by a stockholder except as provided for by applicable law. A stockholder wishing to recommend a prospective director nominee for consideration should send notice to Full House Resorts, Inc., Attention: Nominating Committee c/o Company Secretary, 4670 Fort Apache Road, Suite 190, Las Vegas, Nevada 89147. To be included in our proxy for our next annual meeting, the notice of recommendation must be made in writing and received by our Secretary by January 4, 2008. Although the committee’s charter permits the committee to engage a search firm to identify director candidates, we did not pay any third parties a fee to assist in the process of identifying or evaluating director candidates in 2006.
     Ms. Caracciolo was recommended to our nominating committee by another director and our chief executive officer. Each of Mr. Adams and Mr. Miller were recommended to our nominating committee by our chief executive officer.

Code of Conduct and Ethics
     Our board of directors has adopted a code of conduct and ethics applicable to each of our directors, officers and employees. In addition, our board of directors has adopted a separate code of ethics applicable to the Chief Executive Officer and senior financial officers. The full text of the code of conduct and ethics and the code of ethics are available at our website at www.fullhouseresorts.com.
Compensation Committee Interlocks and Insider Participation
     No executive officer of Full House serves as a member of the compensation committee of the board of directors of any entity one or more of whose executive officers serves as a member of our board of directors.
Communications with the Board of Directors
     Our board of directors believes it important that interested parties have the opportunity to communicate their concerns directly to our board of directors. Stockholders may contact or communicate with an individual director or our board of directors as a group, including the non-employee directors as a group, by addressing that letter to Full House Resorts, Inc., Attention: Board of Directors c/o Company Secretary, 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147. Each communication should specify the applicable addressee or addressees to be contacted.
EXECUTIVE COMPENSATION
          In accordance with the SEC’s proxy disclosure rules, “total compensation” in 2006 is defined as the sum of the following:
•	Salary: Base salary paid during 2006.

•	Bonus: Non-performance based awards (i.e., guarantees, sign on, retention bonuses).

•	Stock Awards: Restricted stock (including dividends earned on outstanding restricted shares that are not part of FAS 123(R) value) dollar amounts reflect the fair value at grant date as calculated pursuant to the guidance set forth under FAS 123(R), as presented in our Annual Report on Form 10-KSB.

•	Non-Equity Incentive Awards: Short and long-term performance based awards, reflecting only annual incentives for 2006.

•	All Other Compensation: All other compensation not captured elsewhere in the Summary Executive Compensation Table. We have reported these amounts, even if the value of an individual item is less than $10,000.
Summary Executive Compensation Table
          The following table summarizes the “total compensation” of our Chief Executive Officer, and our two highest paid executives other than our Chief Executive Officer, or, collectively, the named executive officers, for the fiscal year ended December 31, 2006.
SUMMARY EXECUTIVE COMPENSATION

					Non-Equity
Name and				Stock	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Compensation(3)	Total
Andre M. Hilliou Chief Executive Officer	2006	$207,500	$0	$353,776	$83,000	$4,800	$649,076

Greg Violette Executive Vice President of Development	2006	$182,500	$0	$353,776	$0	$0	$536,276

T. Wesley Elam Vice President of Operations and Project Management	2006	$160,000	$25,000	$22,117	$64,000	$0	$271,117

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R) related to restricted stock awards granted in 2006 pursuant to our various share-based payment plans. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)	The amount shown in this column for each named executive officer is the attributable performance-based 2006 bonus granted under the 2006 Incentive Compensation Plan. These amounts were earned in fiscal year 2006, but paid in 2007.

(3)	The amounts shown in this column represent incidental expenses relating to maintaining an office.
     During 2006, the Compensation Committee approved, and the executive officers were paid, the salaries, bonuses and restricted stock awards reported in the above table which were determined to be at the low end of executive compensation for equivalent positions for companies of similar size and status.
Employment Agreements
     In April 20, 2007, we entered into an employment agreement with each of Messrs. Hilliou, Miller and Elam. The term of each of these agreements is one year beginning April 10, 2007, with automatic successive one-year renewals unless either we or the relevant executive provides notice of termination at least 90 days prior to the end of the then current term. The agreements set an initial annual base salary of $207,500 for Mr. Hilliou, $250,000 for Mr. Miller and $200,000 for Mr. Elam, in each case subject to increase by our board of directors at the beginning of each calendar year. In addition, each executive is eligible to receive an annual incentive bonus equal to up to 100% of his base salary subject to the achievement of annual objectives established by our compensation committee. In addition to the shares of restricted stock previously granted to each executive, each executive may receive additional grants as determined by our compensation committee. The agreement further provides that we will maintain a policy of term life insurance on each executive for the benefit of beneficiaries designated by the executive. The amount of such policy shall be determined by us, but shall not be less than two years of the executive’s base compensation.
     In the event of termination of any of these employment agreements upon the death of the executive or by us because of illness or incapacity of the executive that continues for 90 days, in addition to all amounts owed through the date of termination, we shall pay to the executive an amount equal to his prior year’s annual bonus pro rated through the date of termination.
     In the event the agreement is terminated by us for “cause”, or by the executive without “good reason”, we shall only be obligated to pay the executive all base salary and benefits accrued through the date of termination and the executive shall forfeit any unvested shares of restricted stock.
     In the event the agreement is terminated by us without “cause” or by executive for “good reason” , in addition to amounts owed through the date of termination, we shall:
•	Continue to pay the executive’s base salary for a period of six months plus an additional one month of base salary for each year of employment (up to a maximum of 12 months base salary),

•	Pay an annual bonus for the year of termination equal to the average annual bonus for the executive for the previous two years, pro rated through the date of termination (subject to a minimum of 50%), and

•	Continue, at our expense, all of the executive’s health, dental and other insurance benefits until the earlier of the end of the term or the date the executive becomes subsequently employed.
     For purposes of the employment agreements, “cause” means (1) the executive’s material fraud, dishonesty, willful misconduct, or willful and continuing failure in the performance of his duties under the employment agreement; (2) the executive’s breach of any material provision of the employment agreement which has not been cured within 30 days following the notice thereof, or (3) the commission by the executive of any felony criminal act or the commission of any crime involving fraud, dishonesty or moral corruptness, including denial or removal of the executive’s licensing from any governmental gaming agency or licensing authority. For purposes of the employment agreements “good reason” means (1) our failure to comply with any material provision of the employment agreement which has not been cured within 30 days following the notice thereof, or (2) our direction to the executive to do, perform, or omit to perform any act, or the executive’s knowledge of such acts or omissions performed by our other employees without appropriate redress, which acts or omissions are known to be fraudulent, illegal or could otherwise materially impact negatively upon the executive’s personal and professional reputation.

Change of Control Provisions
     Each of the employment agreements provides that upon a change of control, the executive may terminate his employment agreement only if the change of control materially affects his position and compensation under the agreement. To the extent any executive so terminates his agreement, or in the event the executive is not retained under contract following a change of control:
•	we will pay to the executive a cash payment equal to the greater of (a) one year’s base salary or in the case of Mr. Hilliou two year’s base salary and (b) the remaining base salary due under the agreement;

•	we will pay to the executive a cash payment equal to his average annual bonuses paid under his employment agreement for the three prior years (or the average of the annual bonuses paid to date, if the term of employment is less than three years); and

•	all unvested shares or other stock-based grants awarded pursuant to our 2006 Incentive Compensation Plan or other benefit plan will accelerate and vest upon the date of the change of control.
     For purposes of the employment agreements, a “change of control” means (1) a person, entity or group acquires beneficial ownership of 50% or more of our then outstanding voting securities, (2) individuals who constitute our board as of April 10, 2007 and directors whose nominations are approved by a majority of such incumbent board members cease to constitute a majority of our board of directors, or (3) approval by our stockholders of (A) a business combination in which our shareholders prior to the transaction do not own at least 50% of the combined voting power of the voting securities of combined business and at least a majority of our incumbent board comprises a majority of the board of the combined business, (B) a liquidation or dissolution of our company, or (C) a sale of all or substantially all of our assets.
     The following describes the amounts payable upon termination of employment of the named executive officers as if such employment terminated on April 20, 2007. We used this date because these agreements were executed on April 20, 2007, but became effective on April 10, 2007.

			Accelerated
		Continued	Vesting of
		Medical	Restricted
		Benefits	Stock	Total
Employee	Payment	(1)	(2)	Payments
Andre M. Hilliou
Death or Disability	$27,667	—	$814,688	$842,355
Without Cause or with Good Reason	$197,125	$10,977	$814,688	$1,022,790
Change of control	$498,000	—	$814,688	$1,312,688

Mark J. Miller
Death or Disability	$41,667	—	$434,500	$476,167
Without Cause or with Good Reason	$250,000	$16,073	$434,500	$700,573
Change of control	$375,000	—	$434,500	$809,500

T. Wesley Elam
Death or Disability	$21,333	—	$92,169	$113,502
Without Cause or with Good Reason	$165,333	$5,451	$92,169	$262,953
Change of control	$264,000	—	$92,169	$356,169

(1)	Following a termination by us without cause or by the executive with good reason, we have agreed to provide him, his spouse and his dependents medical, dental and life insurance benefits for the term or until the executive is otherwise employed. The amounts in this column represent the estimated cost to us of those payments over a twelve month period.

(2)	Represents the value of the unvested shares owned by the executive as of April 20, 2007, calculated by multiplying the number of shares by the closing price of our stock on that date.

Restricted Stock
     Upon stockholder approval of our 2006 Incentive Compensation Plan in May 2006, we granted 275,000 shares of restricted stock to each of Andre Hilliou and Greg Violette, which vests in four equal annual amounts beginning on the grant date of May 31, 2006 and then in January of the succeeding three years. In addition, we granted 35,000 restricted shares to T. Wesley Elam, vesting in three equal annual installments beginning in January 2007. During 2006, we established certain performance targets for the award of incentive compensation to our executive officers. The performance targets were based on the status of our projects and not on the financial performance of the company. For example, a performance target of Mr. Violette was to obtain at least one new Indian gaming project and a performance target for Mr. Elam was to execute a binding purchase agreement and close on the transaction for an acquisition. It is noted that the employment of Mr. Violette was terminated on February 19, 2007. While we did not have employment agreements with our executive officers during 2006, in March 2007 the Compensation Committee approved entering into written employment agreements with our key executive employees. Employment agreements were entered into with Mr. Hilliou, Mr. Miller and Mr. Elam.
     The following table sets forth Outstanding Equity Awards at Fiscal Year-End, or December 31, 2006, for our named executive officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
			Market
	Number of		Value of
	Shares or		Shares or
	Units of		Units of
	Stock that		Stock that
	have not		have not
Name	Vested		Vested(1)
Andre M. Hilliou	68,750	(2)	$261,250
	68,750	(3)	$261,250
	68,750	(4)	$261,250

Greg Violette	68,750	(2)	$261,250
	137,500	(5)	$522,500

T. Wesley Elam	11,666	(2)	$44,331
	11,667	(3)	$44,331
	11,667	(4)	$44,335

(1)	Value based on closing price of our common stock on December 29, 2006 of $3.80.

(2)	Restricted stock vested January 6, 2007.

(3)	Restricted stock that vests January 6, 2008.

(4)	Restricted stock that vests January 6, 2009.

(5)	There is a dispute as to whether the unvested shares granted to Mr. Violette vested on the date of his employment termination. It is our position that they did not and therefore were forfeited. However, Mr. Violette has disputed this position and until resolved we account for the shares as remaining unvested and outstanding.

2006 Incentive Compensation Plan
     On May 31, 2006, our stockholders approved our 2006 Incentive Compensation Plan. The 2006 Incentive Compensation Plan is administered by our compensation committee. In consideration of their services, officers, directors, employees and consultants of us or a related entity are eligible to receive a variety of awards under the plan, including, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, bonus stock and performance awards. The total number of shares issuable under the plan is 1,100,000. As of December 31, 2006, we had issued 968,000 shares of stock and restricted stock under the plan to our executive officers and directors, including the issuance of shares to Mr. Iacocca in connection with his consulting agreement.
Prior Stock Option Plans
     At December 31, 2006, we had a total of 325,000 options outstanding that were issued pursuant to compensation plans that expired on June 30, 2002. Because options have historically been granted with exercise prices equal to market value on the grant date, no compensation cost has been recognized for options granted under these prior plans, except with respect to options granted under the 1992 plan to a consultant / principal shareholder, or under an informal director stock plan. Since all options that are outstanding as of December 31, 2006 have vested, applying the fair value recognition provisions of SFAS No. 123 results in pro forma net income (loss) that is the same as historical reported net income (loss) during the years ended 2005 and 2004.
     A summary of the status of Full House’s stock option plans as of December 31, 2006 and 2005, and changes during the years then ended is presented below:

	2006		2005
	WEIGHTED-		WEIGHTED-
	AVERAGE		AVERAGE
	EXERCISE		EXERCISE
	SHARES	PRICE	SHARES	PRICE
Outstanding at beginning of year	575,000	2.88	575,000	$2.88
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	250,000	3.69	—	—

Outstanding at end of year	325,000	2.25	575,000	2.88

Exercisable at year-end	325,000	2.25	575,000	2.88
     As of December 31, 2006, the 325,000 options outstanding and exercisable had a weighted-average remaining contractual life of 0.5 years. In January 2007, 250,000 of these options were exercised.
Certain Relationships and Related Transactions
     In 2001, we agreed to make, and subsequently made, a payment for architectural drawings relating to a development project in Mississippi. The Allen E. Paulson Living Trust, of which J. Michael Paulson, chairman of our board, is trustee, previously agreed to pay us $125,000, which is half the amount we paid. After reviewing the facts and circumstances, during the second quarter of 2006, management reassessed the probability of payment and provided an allowance for the receivable until this matter is resolved.
     In September 2006, we entered into a consulting agreement with Lee Iacocca, one of our directors, under the terms of which Mr. Iacocca will provide consulting services to us related to marketing and advertising for a period of three years. In consideration of these services, we granted to Mr. Iacocca 300,000 restricted shares of our common stock valued at $1,119,000 based on the closing price on the grant date with no discount, which vest in equal amounts over the three year term of the agreement or immediately on his death. In addition, Mr. Iacocca forfeited 250,000 options to purchase our common stock at an exercise price of $3.69 per share that were fully vested.
     The 300,000 shares we agreed to grant to Mr. Iacocca was initially recorded as deferred compensation expense, reported as a reduction of stockholder’s equity which will subsequently be amortized into compensation expense on a straight-line basis as services are provided over the three year vesting period. The forfeiture of the 250,000 options will have no effect on our financial statements, since the options are fully vested.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
     Piercy Bowler Taylor & Kern was retained as our independent auditors for the year ending December 31, 2006. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PIERCY BOWLER TAYLOR & KERN AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.
INDEPENDENT AUDITOR MATTERS
Independent Auditors
     Piercy Bowler Taylor & Kern audited Full House’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005. Representatives of Piercy Bowler Taylor & Kern are expected to attend the meeting, and be available to answer questions. We do not expect them to make a statement.
     During fiscal years 2006 and 2005, Full House retained Piercy Bowler Taylor & Kern to provide services in the following categories and amounts:
     Audit Fees
     Piercy Bowler Taylor & Kern billed us an aggregate of $111,650 in 2006 and $30,273 in 2005 in fees for professional services in connection with the audit of our financial statements for those fiscal years and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-QSB during each fiscal year.
     Audit Related Fees
     As part of our plans to acquire Stockman’s Casino, Inc. we engaged Piercy Bowler Taylor & Kern to re-audit Stockman’s financial statements for the years ended December 31, 2005 and 2004, for inclusion in a registration statement filed on Form SB-2, and to provide recommendations with respect to the related SEC reporting requirements. Accordingly, we were billed $131,661 for these services during 2006. We did not engage Piercy Bowler Taylor & Kern for any audit related professional services during the fiscal year ended December 31, 2005.
     Tax Fees
     We did not engage Piercy Bowler Taylor & Kern for any tax related professional services for the fiscal year ended December 31, 2006 or December 31, 2005.
     All Other Fees
     We did not engage Piercy Bowler Taylor & Kern for any other services for the fiscal year ended December 31, 2006 or December 31, 2005.
Pre-Approval Policies and Procedures
     The audit committee’s policy is to review and pre-approve any engagement of our independent auditor to provide any audit or permissible non-audit service to us. All of the services provided by our independent auditors were approved by our audit committee and the audit committee believes that the provision of these services is consistent with maintaining the accountants’ independence.
Audit Committee Report
     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Full House’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.
     The Audit Committee oversees Full House’s financial reporting process. Management has the primary responsibility for the financial statements and the financial reporting process including the system of internal controls.
     In fulfilling our oversight responsibilities, we reviewed and discussed the financial statements with management. In addition, we discussed with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
     The independent auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with maintaining their independence.
     Based on our review with management and the independent auditors of Full House’s audited consolidated financial statements and the independent auditors’ report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended that the audited consolidated financial statements be included in Full House’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC.

Kathleen M. Caracciolo
Carl G. Braunlich
J. Michael Paulson

GENERAL INFORMATION
     Other Matters. Our Board of Directors does not intend to present any matter for action at the annual meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.
     Information Concerning Shareholder Proposals and Director Nominations. Any stockholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2008 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, Full House Resorts, Inc., 4670 South Fort Apache Road, Suite 190, Las Vegas Nevada 89147. We must receive a proposal by January 4, 2008 in order to consider it for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders.
     Stockholders who wish to present director nominations or any other business at the 2008 Annual Meeting of Stockholders are required to notify the Corporate Secretary of their intent no later than January 4, 2008. We retain discretion to vote proxies we receive with respect to proposals received after March 20, 2008.

By Order of the Board of Directors,

J. Michael Paulson
Chairman of the Board
     Las Vegas, Nevada
     April 30, 2007

PROXY
FULL HOUSE RESORTS, INC.
This Proxy is Solicited on behalf of the Board of Directors
     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, a stockholder in Full House Resorts, Inc., a Delaware corporation (“Full House”), hereby appoints Andre M. Hilliou and Carl G. Braunlich, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all shares of Full House as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of Full House to be held on May 31, 2007 or any adjournment thereof, on the following matters and, in their discretion, on such other matters as may properly come before the meeting. This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the following Proposals.
ANNUAL MEETING OF STOCKHOLDERS OF
FULL HOUSE RESORTS, INC.
MAY 31, 2007
PROPOSAL ONE: Election of Directors.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees
listed below
A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.
NOMINEES ARE:

Kenneth R. Adams	Carl G. Braunlich
Kathleen M. Caracciolo	Andre M. Hilliou
Lee A. Iacocca	Mark J. Miller
J. Michael Paulson
* To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below:
Exceptions:

PROPOSAL TWO: Ratification of Piercy Bowler Taylor & Kern as independent auditors of Full House for 2007.
A VOTE FOR RATIFICATION IS RECOMMENDED BY THE BOARD OF DIRECTORS.

☐ FOR ratification	☐ AGAINST ratification
OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.

     The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above-named proxies may do at such meeting or any adjournments thereof, by virtue hereof.

Dated:	,2007

Signature(s)
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and also state the name of the stockholder of record for whom you act. If a corporation, please sign in full corporate name by President or other authorized officer.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.